Exhibit 32.2

CERTIFICATE OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF SARBANES- OXLEY ACT
OF 2002 (18 U.S.C. 1350)

I, Thomas A. Dolan, certify that:

1.            The Quarterly Report for the quarter ended September 30, 2003 on Form 10-QSB of QRS Music Technologies, Inc. (the “ Report”) fully complies with the requirements of Section 13(a) or 15 (d) of the Securities and Exchange Act of 1934.

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer in the Report.

Date:  November 14, 2003

/s/ Thomas A. Dolan
Thomas A. Dolan
Chief Executive Officer